United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2011 (October 31, 2011)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On October 31, 2011, IsoRay Medical, Inc. ("Medical"), a wholly owned subsidiary of IsoRay, Inc. (the "Registrant"), entered into an International Distribution Agreement (the "Agreement") with Karlheinz Goehl- Medizintechnik Goehl ("Karlheinz"). Under the Agreement, Karlheinz shall serve as Medical’s exclusive distributor for the Gilasite Radiation Therapy System and certain ancillary products in the countries of Germany, Austria, Switzerland, Italy and Luxembourg.  The Agreement expires on August 30, 2013 and is terminable sooner by either party following breach of the Agreement and a 30 day notice and cure period and after written notice upon the occurrence of certain other events.

On November 3, 2011, the Registrant issued a press release announcing its entry into the Agreement, the text of which is attached hereto as Exhibit 99.1.

ITEM 9.01  Exhibits

(c)	Exhibits

10.68
International Distribution Agreement, dated effective October 31, 2011, by and between IsoRay Medical, Inc. and Karlheinz Goehl-Medizintechnik Goehl (confidential treatment requested for redacted portions)

99.1	Press release, dated November 3, 2011

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 3, 2011

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO